Exhibit 99.2

GENIUS PRODUCTS, INC.

PROMISSORY NOTE

$_______________	October ___, 2005

FOR VALUE RECEIVED, the undersigned, Genius Products, Inc., a Delaware corporation (“Maker”), promises to pay to the order of ______________________ (“Payee”), the principal sum of __________________ Dollars ($_________), payable in the manner provided below.

This promissory note (this “Note”) has been executed and delivered pursuant to and in accordance with the terms and conditions of that certain Note and Warrant Purchase Agreement, dated October 4, 2005, by and among Maker, Payee, and the other Investors signatory thereto (the “Agreement”), and is subject to the terms and conditions of the Agreement, which are, by this reference, incorporated herein and made a part hereof. Capitalized terms used in this Note without definition shall have the respective meanings set forth in the Agreement.

A.	PAYMENTS

1. Principal. The principal amount of this Note shall be due and payable on the one hundred fiftieth (150th) day following the date of this Note (the “Maturity Date”).

2. Manner Of Payment of Principal. Except as otherwise provided herein, all payments of principal hereunder shall be made in lawful money of the United States of America and in same day or immediately available funds to Payee by wire transfer, at such office or account of Payee as it from time to time shall designate in a written notice to Maker. If any payment is due on a day that is not a Business Day, such payment shall be due on the next succeeding Business Day. As used herein, “Business Day” means any day other than a Saturday, Sunday or legal holiday in the State of California.

3. Prepayment of Principal. Maker may, without premium or penalty, at any time and from time to time, prepay in cash all or any portion of the outstanding principal balance due under this Note. Any partial prepayments shall be applied to installments of principal in inverse order of their maturity.

4. Optional Conversion of Principal at Maturity. Notwithstanding anything herein to the contrary, Maker shall have the option (but not the obligation) on the Maturity Date to convert all (but not less than all) of the outstanding principal balance (but not the accrued but unpaid interest) due under this Note into Common Stock of the Company. Upon delivery of written notice of conversion by Maker to Payee, and upon surrender of the original of this Note to Maker, Maker shall issue to Payee such number of shares of Common Stock of the Company calculated as follows:

number of shares of Common Stock issuable upon conversion of this Note	=	Outstanding principal balance due under this Note $1.00

B.	DEFAULTS

1. Events Of Default. The occurrence of any one or more of the following events with respect to Maker shall constitute an event of default hereunder (“Event of Default”):

(a) If Maker shall fail to pay within five (5) Business Days of the due date any payment of principal or interest on this Note; and

(b) The filing of a petition by or against Maker under any provision of the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time, or under any similar law relating to bankruptcy, insolvency or other relief for debtors; or appointment of a receiver, assignee, trustee, custodian, liquidator (or similar official) of or for all or any part of the assets or property of Maker; or the insolvency of Maker; or the making of a general assignment for the benefit of creditors by Maker; or the admission in writing by Maker of its inability to pay its debts as they become due.

2. Notice By Maker. Maker shall notify Payee immediately after the occurrence of any Event of Default of which Maker acquires knowledge.

3. Remedies. Upon the occurrence of any Event of Default, Payee, at its option, may (i) declare the unpaid principal amount of this Note, all interest accrued and unpaid hereon and all other amounts payable hereunder to be immediately due and payable, whereupon the unpaid principal amount of this Note, all such interest and all such other amounts shall become immediately due and payable, without presentment, demand, protest or notice of any kind; and (ii) whether or not the actions referred to in clause (i) have been taken, exercise any or all of Payee’s rights and remedies under this Note and proceed to enforce all other rights and remedies available to Payee under applicable law. Maker agrees to pay on demand all the losses, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) which Payee incurs after the occurrence of an Event of Default in connection with enforcement or attempted enforcement of this Note, or the protection or preservation of Payee’s rights under this Note, whether by judicial proceedings or otherwise. Such costs and expenses include, without limitation, those incurred in connection with any workout or refinancing, or any bankruptcy, insolvency, liquidation or similar proceedings.

C.	MISCELLANEOUS

1. Waiver. The rights and remedies of Payee under this Note shall be cumulative and not alternative. No waiver by Payee of any right or remedy under this Note shall be effective unless in a writing signed by Payee. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege by Payee will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right of Payee arising out of this Note can be discharged by Payee, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing signed by Payee; (b) no waiver that may be given by Payee will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on Maker will be deemed to be a waiver of any obligation of Maker or of the right of Payee to take further action without notice or demand as provided in this Note. Maker hereby waives presentment, demand, protest and notice of dishonor and protest.

2. Usury Savings Clause. Anything herein to the contrary notwithstanding, if during any period for which interest is computed hereunder, the amount of interest computed on the basis provided for in this Note, together with all fees, charges and other payments which are treated as interest under applicable law, would exceed the amount of such interest computed on the basis of the Highest Lawful Rate, Maker shall not be obligated to pay, and Payee shall not be entitled to charge, collect, receive, reserve or take, interest in excess of the Highest Lawful Rate, and during any such period the interest payable hereunder shall be computed on the basis of the Highest Lawful Rate. As used herein, “Highest Lawful Rate” means the maximum non-usurious rate of interest, as in effect from time to time, which may be charged, contracted for, reserved, received or collected by Payee in connection with this Note under applicable law. Maker shall make any governmental or other filings necessary in order to ensure compliance with applicable usury laws or regulations.

3. Notices. Any notice required or permitted to be given hereunder shall be given in accordance with Section 5.6 of the Agreement.

4. Severability. If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

5. Governing Law. This Note will be governed by and construed under the laws of the State of California without regard to conflicts-of-laws principles that would require the application of any other law.

6. Parties In Interest. This Note shall be binding on Maker and its successors and assigns, and shall be binding upon and inure to the benefit of Payee, any future holder of this

Note and their respective successors and assigns. Maker may not assign or transfer this Note or any of its obligations hereunder without Payee’s prior written consent.

7. Section Headings; Construction. The headings of Sections in this Note are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Note unless otherwise specified. All words used in this Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words “hereof’ and “hereunder” and similar references refer to this Note in its entirety and not to any specific section or subsection hereof, the words “including” or “includes” do limit the preceding words or terms and the word “or” is used in the inclusive sense.

IN WITNESS WHEREOF, Maker has executed and delivered this Promissory Note as of the date first stated above.

GENIUS PRODUCTS, INC.

By:
Name:
Title: